                                                                    Exhibit 10.3

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                    FOURTH AMENDMENT TO E-COMMERCE AGREEMENT

     This Fourth Amendment to the E-Commerce Agreement dated as of August 10, 2001, by and between GSI Commerce Solutions, Inc. ("GSI"), Bluelight.com, LLC (the "Company") and Kmart Corporation ("Kmart"), as amended by those certain Amendments dated December 14, 2001, August 9, 2002 and January 14, 2003 (collectively, "the Agreement") is made as of March 7, 2003. All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

                                    RECITALS

     WHEREAS, GSI, the Company and Kmart entered into the Agreement pursuant to which GSI operates the Company Site; and

     WHEREAS, on January 22, 2002, Kmart and the Company and certain of their affiliates filed for bankruptcy protection in the United States Bankruptcy Court for the Northern District of Illinois Case No. 02-B02474 (jointly administered); and

     WHEREAS, GSI, the Company and Kmart desire to enter into this Fourth Amendment to the Agreement in order to amend certain rights and obligations of the parties contained in the Agreement; and

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual obligations contained herein and in the Agreement, the Parties agree as to amend the Agreement as follows:

     1. Section 7.3 (ii) as amended by the Third Amendment is hereby deleted from the Agreement in its entirety and replaced with the following revised
Section 7.3 (ii):

          "(ii) [*]"

     2. Section 13.1 of the Agreement is hereby deleted from the Agreement in its entirety and replaced with the following revised Section 13.1:

          "13.1 Term.

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          (a) Subject to the earlier termination rights of the Parties set forth herein, the Term of this Agreement will commence on the Effective Date and, unless extended or earlier terminated as provided in this Agreement, will automatically expire on [*].

          (b) Notwithstanding anything contained in this Agreement to the contrary, [*]"

     3. In Section 13.6 (Post-Termination Process) of the Agreement the references to one-hundred and eighty (180) days in the third and sixth lines of
Section 13.6 are deleted and changed to one-hundred and fifty (150) days. Additionally, the following two sentences are hereby added as the last two sentences of Section 13.6 of the Agreement:

          "If the Company desires to have GSI continue to operate the Company Site pursuant to this Section 13.6 after any termination or expiration of this Agreement, then the Company shall give GSI at least thirty (30) days written notice of such desire prior to the effective date of any such termination or expiration of this Agreement. Additionally, in the event that, during the post-termination period provided in this Section 13.6, the Company desires that GSI cease operating the Company Site, the Company shall give GSI written notice of such desire at least thirty (30) days prior to the date that GSI shall cease operating the Company Site."

     4. Immediately following GSI's receipt of the Operational Fee payment due on March 7, 2003, each of the Parties will become current with respect to each party's payment obligations under the Agreement, including in the case of GSI, with respect to the Company Provided Merchandise Cost of Sales due to the Company pursuant to Section 7.10 of the Agreement.

     5. This Fourth Amendment is not intended, nor shall be construed, as an assumption of the Agreement, it being the intention of the parties that this Fourth Amendment merely modify the Agreement and not create a new postpetition contract. Kmart and the Company reserve all rights to assume or reject the Agreement, as modified by this Fourth Amendment. GSI reserves all rights under the Agreement as modified by this Fourth Amendment and applicable law. Notwithstanding, Kmart and the Company agree that they will place the Agreement, as amended on the list of contracts to be assumed as part of Kmart's Plan of Reorganization filed with the Bankruptcy Court.

     6. This Fourth Amendment may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original, but all of which taken together will constitute one and the same document. This Fourth Amendment may be executed on a facsimile copy and such facsimile will be considered an original document when executed by the Parties.

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     7.   Except as specifically amended herein, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, intending to be legally bound, each of the parties has caused their duly authorized representatives to enter into this Fourth Amendment on the date written above.

GSI Commerce Solutions, Inc.                  Bluelight.com, LLC


By:   /s/ Michael Conn                        By:   /s/ W. R. Ellis
   -----------------------------------           -------------------------------

Name:   Michael Conn                          Name:   W. R. Ellis
     ---------------------------------             -----------------------------

Title:  SVP                                   Title:  VP
      --------------------------------              ----------------------------


Kmart Corporation


By:  /s/ Bill Underwood
   -----------------------------------

Name:    Bill Underwood
     ---------------------------------

Title:   EVP
      --------------------------------